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                                                                  EXHIBIT 3.38.3

                            CERTIFICATE OF AMENDMENT

                                  OF BYLAWS OF

                            COMMODORE HOLDINGS, INC.



         The undersigned, being the duly elected and acting Secretary of Commodore Holdings, Inc. (the "Corporation"), hereby certifies that Article IV of the Bylaws of the Corporation has been amended, effective November 4, 1996, by the Board of Directors to read in its entirety as set forth in Exhibit I attached hereto.


Dated: November 4, 1996



                                        /s/ James J. Sullivan
                                        ----------------------------------------
                                        James J. Sullivan, Secretary

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                                   EXHIBIT I

                     AMENDMENT TO BYLAWS OF THE CORPORATION

                                  ARTICLE III

                                    OFFICERS

         SECTION 1. The officers of the Corporation shall be a President, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Treasurer, a Secretary and, if the Board of Directors so elects, a Chairman of the Board and such other officers as the Board of Directors may from time to time elect or appoint. Each officer shall hold office until his successor shall be duly elected and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person, unless the Certificate of Incorporation provides otherwise. Except for the Chairman of the Board, if any, no officer need be a director.

         SECTION 2. The salaries or other compensation of the officers and agents of the Corporation shall be fixed from time to time by the Board of Directors.

         SECTION 3. Any officer or agent elected or appointed by the Board of Directors may be removed, either with or without cause, by the vote of a majority of the whole Board of Directors at a special meeting called for the purpose, or at any regular meeting of the Board of Directors, provided the notice for such meeting shall specify that the matter of any such proposed removal will be considered at the meeting but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         SECTION 4. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

         SECTION 5. The President shall be the chief executive officer of the Corporation unless the Board of Directors elects or appoints a chief executive officer or designates the Chairman of the Board as chief executive officer. Subject to the control of the Board of Directors and the executive committee (if any), the chief executive officer shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; he may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation; unless the Board of Directors otherwise determines, the chief executive officer shall, in the absence of the Chairman of the Board or if there be no Chairman of the Board, preside at all meetings of the stockholders and (should he be a director) of the Board of Directors; and shall have such other powers and duties as designated in accordance with these bylaws and as from time to time may be assigned to him by the Board of Directors.


         SECTION 6. If elected, the Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors; and he shall have such other powers and duties as
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designated in these bylaws and as from time to time may be assigned to him by the Board of Directors.

         SECTION 7. Unless the Board of Directors otherwise determines, the President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation; and, unless the Board of Directors otherwise determines, he shall, in the absence of the Chairman of the Board and the chief executive officer or if there be no Chairman of the Board or chief executive officer, preside at all meetings of the stockholders and (should he be a director) of the Board of Directors; and he shall have such other powers and duties as designated in accordance with these bylaws and as from time to time may be assigned to him by the Board of Directors.

         SECTION 8. In the absence of the President, or in the event of his inability or refusal to act, a Vice President designated by the Board of Directors shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. In the absence of a designation by the Board of Directors of a Vice President to perform the duties of the President, or in the event of his absence or inability or refusal to act, the Vice President who is present and who is senior in terms of time as a Vice President of the Corporation shall so act. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         SECTION 9. The Treasurer shall have responsibility for the custody and control of all the funds and securities of the Corporation, and he shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned to him by the Board of Directors. He shall perform all acts incident to the position of Treasurer, subject to the control of the chief executive officer and the Board of Directors; and he shall, if required by the Board of Directors, give such bond for the faithful discharge of his duties in such form as the Board of Directors may require.

         SECTION 10. Each Assistant Treasurer shall have the usual powers and duties pertaining to his office, together with such other powers and duties as designated in these bylaws and as from time to time may be assigned to him by the chief executive officer or the Board of Directors. The Assistant Treasurers shall exercise the powers of the Treasurer during that officer's absence or inability or refusal to act.

         SECTION 11. The Secretary shall keep the minutes of all meetings of the Board of Directors, committees of directors and the stockholders, in books provided for that purpose; he shall attend to the giving and serving of all notices; he may in the name of the Corporation affix the seal of the Corporation to all contracts of the Corporation and attest the affixation of the seal of the Corporation thereto; he may sign with the other appointed officers all certificates for shares of capital stock of the Corporation; he shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection of any director upon application at the office of the Corporation during business hours; he shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned to him by the Board of Directors; and he shall in general perform all acts incident to the office of Secretary, subject to the control of the chief executive officer and the Board of Directors.


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         SECTION 12.  Each Assistant Secretary shall have the usual powers and duties pertaining to his office, together with such other powers and duties as designated in these bylaws and as from time to time may be assigned to him by the chief executive officer or the Board of Directors. The Assistant Secretaries shall exercise the powers of the Secretary during that officer's absence or inability or refusal to act.

         SECTION 13. Unless otherwise directed by the Board of Directors, the chief executive officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.